                                                                   EXHIBIT 10.42

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This amendment to Employment Agreement is made and entered into by Embrex, Inc., a North Carolina corporation, ("Employer") and Joseph O'Dowd ("Employee"). Employer and Employee may be collectively referred to as "the parties".

     WHEREAS, the parties entered into an Employment Agreement dated 06/02/97 (the "Agreement");

     WHEREAS, Employee continues to be employed by Employer; and

     WHEREAS, the parties both desire to amend the prior Employment Agreement as set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend their prior Agreement as follows:

     The Agreement is hereby amended by deleting Paragraph 12, Termination and Liquidated Damages and inserting in lieu thereof the following:

     12. Severance. If Employer terminates Employee's employment under this Agreement without cause, then Employee shall be entitled to receive from Employer an amount equal to twelve months of Employee's then current salary, payable in twelve equal monthly installments, without interest, commencing one month after termination.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement this the 1 day of May, 2001.

                                            /s/ Joseph P. O'Dowd
                                            --------------------
                                            Employee

                                            EMBREX, INC.

                                            By: /s/ Don T. Seaquist
                                                -------------------